UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 25, 2013
(Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 25, 2013, Trustmark National Bank (“TNB”), a subsidiary of Trustmark Corporation (“Trustmark” or the “Company”), signed a memorandum of understanding (the “MOU”) containing principal terms of a proposed settlement, which is subject to the conditions described below, addressing resolution of plaintiff claims in Kathy D. White v. Trustmark National Bank, Civil Action No. 2:12-cv-02485-SHM-cgc in the United States District Court for the Western District of Tennessee, and in Leroy Jenkins v. Trustmark National Bank, Civil Action No. 3:12-cv-00380-DPJ-FKB in the United States District Court for the Southern District of Mississippi (the “Litigations”).  The named plaintiffs and the putative class of similarly situated TNB customers whom the named plaintiffs seek to represent in the Litigations challenge TNB’s practices regarding assessment of “overdraft fees” in connection with the order of processing transactions of electronic debit items.  The complaints in the Litigations are described in greater detail in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Securities and Exchange Commission on May 8, 2013.

TNB has agreed to the proposed settlement and entered into the MOU solely by way of compromise and settlement, and TNB’s agreement to the terms of the proposed settlement and entry into the MOU are not in any way an admission of liability, fault or wrongdoing by TNB.  The MOU includes the following terms, among other terms:

•	A settlement class consisting of TNB account holders between September 28, 2005 and the date of district court preliminary approval of a formal written settlement agreement who were assessed overdraft fees for electronic debit transactions pursuant to TNB’s challenged practices. Customers of BankTrust, an entity whose parent corporation merged with the Company on February 15, 2013, are not members of the settlement class.

•	Payment by TNB of $4 million to create the settlement fund.

•	Maintenance by TNB of its present chronological ordering system for non-recurring point of sale and automatic teller machine items for two years.

•	The release of all overdraft related claims of settlement class members.

•	At TNB’s election, termination of the settlement if 100 or more settlement class members opt out of the settlement.

The MOU must be reduced to a formal written settlement agreement that is agreeable to all parties and that settlement agreement must be submitted for preliminary court approval by July 26, 2013.  The settlement agreement will also be subject to final court approval after issuance of notice to the class.  Until these conditions have been satisfied, the settlement is not final.  The settlement of $4.0 million, or $2.5 million net of taxes, will be provided for and reflected in the Company’s unaudited financial statements as presented in the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by words such as “will,” “intend,” “subject to” and similar references to the future.  Examples of such forward-looking statements include, but are not limited to, statements we make about the potential settlement of the Litigations.  By their nature, forward-looking statements (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify.  Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including failure to satisfy the conditions necessary to make the settlement effective and other factors discussed in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION
(Registrant)

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	June 26, 2013